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                                                                       EXHIBIT 5

                        [Duffy & Sweeney, LLP Letterhead]





                                                October 14, 1999



BiznessOnline.com, Inc.
1720 Route 34
P.O. Box 1347
Wall, New Jersey, 07719

Re:      BiznessOnline.com, Inc. (the "Company")
         Registration Statement for an aggregate
         of 550,000 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 500,000 shares of Common Stock available for issuance under the Company's 1999 Stock Incentive Plan, and (ii) 50,000 shares of Common Stock available for issuance under the Company's 1999 Non-Employee Director Stock Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Stock Incentive Plan and the 1999 Non-Employee Director Stock Incentive Plan in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   Duffy & Sweeney, LLP



                                   By:      /s/ Michael F. Sweeney
                                       ----------------------------------------
                                           Michael F. Sweeney, Esq., Partner